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                                                                     EXHIBIT 23

                          SCB COMPUTER TECHNOLOGY, INC.

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1590) pertaining to the SCB Computer Technology, Inc. 1995 Stock Incentive Plan and in the Registration Statement (Form S-8 No. 333-36971) pertaining to the SCB Computer Technology, Inc. 1997 Stock Incentive Plan of our report dated June 16, 1998, with respect to the consolidated financial statements of SCB Computer Technology, Inc. included in the Annual Report Form 10-K for the year ended April 30, 1998.



                                                      /s/ Ernst & Young LLP

Memphis, Tennessee
July 24, 1998